Exhibit 23.6

Wardell Armstrong Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, TR3 6EH, United Kingdom Telephone: +44 (0)1872 560738 www.wardell-armstrong.com

Stuart Richardson

Wardell Armstrong International Ltd.

Baldhu House, Wheal Jane Earth Science Parke,

Baldhu, Truro, Cornwall

United Kingdom TR3 6EH

CONSENT OF QUALIFIED PERSON

Wardell Armstrong International Ltd. (“Wardell”) in connection with the Technical Report Summary for Blue Gold Limited (the “Issuer”), does hereby consent to:

●	the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY – BOGOSO PRESTEA (GHANA) PROPERTY” with an effective date of April 01, 2024 and dated August 15, 2024, (the “Technical Report Summary”) by the Issuer and filed as an exhibit to the Issuer’s Registration Statement on Form F-4 (as amended or supplemented, the “Form F-4”);

●	the use and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form F-4, and the Technical Report Summary; and

●	any extracts from or a summary of the Technical Summary Report in the Form F-4 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form

Dated this 8th day of November 2024.

/s/ Stuart Richardson
Stuart Richardson, BEng, MSc, CEng, MIMMM, QMR
Technical Director – Mineral Engineering
Wardell Armstrong International Ltd.

ENERGY AND CLIMATE CHANGE
Wardell Armstrong is the trading name of Wardell Armstrong International Ltd,.	ENVIRONMENT AND SUSTAINABILITY
Registered in England No. 3813172.	INFRASTRUCTURE AND UTILITIES

Registered office: Sir Henry Doulton House, Forge Lane, Etruria, Stoke-on-Trent, ST1 5BD, United Kingdom	LAND AND PROPERTY
MINING AND MINERAL PROCESSING
UK Offices: Stoke-on-Trent, Birmingham, Bolton, Bristol, Bury St Edmunds, Cardiff, Carlisle, Edinburgh,	MINERAL ESTATES
Glasgow, Leeds, London, Newcastle upon Tyne and Truro. International Office: Almaty.	WASTE RESOURCE MANAGEMENT